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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 27, 2004

                       AMERICAN REAL ESTATE PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)

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               DELAWARE                                 1-9516                              13-3398766
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
    (State or other jurisdiction of            (Commission File Number)                   (IRS Employer
            incorporation)                                                             Identification No.)
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             100 South Bedford Road, Mt. Kisco, NY         10549
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            (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (914) 242-7700

                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 27, 2004, AREP Sands Holding LLC ("AREP Sands"), a Delaware limited liability company and an indirect subsidiary of American Real Estate Partners, L.P. ("AREP"), pursuant to a note purchase agreement, dated as of that date, by and among AREP Sands, as purchaser, Barberry Corp. ("Barberry") and Cyprus, LLC ("Cyprus"), as seller, purchased $37,009,500 principal amount of 3% Notes due 2008 (the "Notes") issued by Atlantic Coast Entertainment Holdings, Inc. ("Atlantic Holdings"), a wholly-owned subsidiary of GB Holdings, Inc. ("GB Holdings"), for cash consideration of $36 million. Interest on the Notes is payable in kind, accreting annually at a rate of 3%. The Notes are convertible, under certain circumstances, into 65.909 shares of common stock of Atlantic Holdings for each $1,000 of principal amount of such Notes and are secured by all existing and future assets of Atlantic Holdings and ACE Gaming, LLC, a wholly-owned subsidiary of Atlantic Holdings. ACE Gaming LLC is the owner and operator of The Sands Hotel and Casino located in Atlantic City, New Jersey.

         Each of Cyprus and Barberry is controlled by Carl C. Icahn. AREP indirectly owns approximately 36.3% of the outstanding common stock of GB Holdings and Cyprus owns approximately 41.2% of the outstanding common stock of GB Holdings. After giving effect to this transaction, AREP indirectly owns approximately 96.5% of the outstanding Notes. The remaining Notes are owned by unaffiliated holders.

         Mr. Icahn indirectly owns approximately 86.5% of AREP's limited partnership depositary and preferred units and indirectly owns 100% of AREP's general partner, American Property Investors, Inc. The purchase described above was approved by the Audit Committee of AREP's general partner. The Audit Committee received advice from its independent financial advisors and legal counsel. The Audit Committee received a fairness opinion from its financial advisors to the effect that, as of the date of the transaction, the consideration to be paid by AREP Sands for the Notes was fair, from a financial point of view, to AREP.



EXHIBIT INDEX

         99.1 Note Purchase Agreement, dated December 27, 2004, by and among AREP Sands Holding LLC, as purchaser, Barberry Corp. and Cyprus, LLC, as seller.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN REAL ESTATE PARTNERS, L.P.
                                           (Registrant)

                                           By: American Property Investors, Inc.
                                               General Partner


                                           By: /s/ John P. Saldarelli
                                               ---------------------------------
                                               John P. Saldarelli
                                               Vice President, Chief Financial
                                               Officer, Secretary and Treasurer

Date:    December 30, 2004

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